                                  EXHIBIT 11


                   SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                   ----------------------------------------
                        EARNINGS PER SHARE CALCULATION
                        ------------------------------
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996
       -----------------------------------------------------------------




                                                                            1996              1995               1994
                                                                            ----              ----               ----

Earnings per common and common equivalent share
     (Primary EPS):

     Income from continuing operations                                     $23,146,000       $21,126,000       $18,253,000
                                                                            ==========        ==========        ==========

     Net income                                                            $ 6,811,000       $19,184,000       $19,250,000
                                                                            ==========        ==========        ==========

     Weighted average number of shares issued and
     outstanding                                                            18,497,000        18,607,000        18,845,000

     Dilutive effect (excess of number of shares issuable over
     number of shares assumed to be repurchased with the
     proceeds, using the average market price during the
     period) of outstanding options                                            851,000           838,000         1,182,000
                                                                            ----------        ----------        ----------

     Adjusted weighted average number of shares outstanding                 19,348,000        19,445,000        20,027,000
                                                                            ==========        ==========        ==========

     Earnings per common and common equivalent share
     from continuing operations                                                  $1.20             $1.09              $.91
                                                                                  ====              ====               ===

     Earnings per common and common equivalent share                              $.35              $.99              $.96
                                                                                   ===               ===               ===

                   SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                   ----------------------------------------
                        EARNINGS PER SHARE CALCULATION
                        ------------------------------
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1996
       -----------------------------------------------------------------



                                                                            1996              1995               1994
                                                                            ----              ----               ----

Earnings per common and common equivalent share, assuming full dilution (Fully diluted EPS):

     Income from continuing operations                                     $23,146,000       $21,126,000       $18,253,000
                                                                            ==========        ==========        ==========

     Net income                                                            $ 6,811,000       $19,184,000       $19,250,000
                                                                           ===========        ==========        ==========

     Weighted average number of shares issued and
     outstanding                                                            18,497,000        18,607,000        18,845,000


     Dilutive effect (excess of number of shares issuable
     over number of shares assumed to be repurchased with the
     proceeds, using the higher of the average market price or
     year-end market price) of outstanding options                             883,000           968,000         1,182,000
                                                                            ----------       -----------        ----------

     Adjusted weighted average number of shares outstanding,
     assuming full dilution                                                 19,380,000        19,575,000        20,027,000
                                                                            ==========        ==========        ==========

     Earnings per common and common equivalent share
     from continuing operations, assuming full dilution                          $1.19             $1.08              $.91
                                                                                  ====              ====               ===

     Earnings per common and common equivalent share,
     assuming full dilution                                                       $.35              $.98              $.96
                                                                                   ===               ===               ===


                                      103